UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 #3 Bethesda Metro Center, #700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

800 608-6432

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Seedo Corp (the “Company”) is announcing that a majority of the Company’s shareholders brought forth a Shareholder’s Action by Written Consent to remove David Freidenberg and Gil Feiler from the Board of Directors of the Company, and immediately appoint Shmuel Yannay, Moshe Bar Siman Tov and Iris Tova Ginsburg and to its Board of Directors. The three new directors will join Avi Stern, an incumbent Independent Director, in comprising the Board of Directors of Seedo.

Said Shareholder’s Action by Written Consent by majority of the shareholders of the Company was reviewed, verified, and approved by the Company Secretary on October 28th, 2021, and under Delaware law is effective as of the date of receipt by the Company of the first executed action by written consent of a shareholder. Below are the biographies of the newly appointed directors of the Company:

Shmuel Yannay, 44, is a licensed attorney (Israel) with broad managerial experience and has served as an Israeli investment banker and the managing partner or Axey Capital, a family office specialized in funding public companies around the globe. Shmuel has a proven track record in corporate equities, finance, capital markets, mergers & acquisitions, and start-up entrepreneurships. Shmuel holds a BA in Economics and an LL.B. degree in Law from Hebrew University in Jerusalem.

Moshe Bar Siman Tov, 45, is an Israeli economist and public figure, who served as director general of the Ministry of Health between 2015-2020. In October 2020, he joined the Institute for National Security Studies as a senior guest researcher. Prior to that, he was the Deputy Budget Officer at the Ministry of Finance and served as Economic Assistant at the Israeli Embassy in Washington. Moshe also served as a director of the Lottery and a member of the board of directors of the Myers-JDC-Brookdale Institute, and he currently serves as a director at "Nofar Energy" and "UpHealth". Moshe holds a bachelor's degree in Economics and a master's degree in Business Administration degree with a specialization in finance from the Hebrew University of Jerusalem.

Iris Tova Ginsburg, 44, an expert economist in the field of health and a consultant for medical technology companies and health organizations. In the past, she held several positions in the public system and business sector, including director of health in the budget department of the Ministry of Finance, deputy director of economics and regulation at fellow pension funds, economic advisor to the director general of the Ministry of Finance, and served as a member of the public committee. Iris holds a bachelor's degree in Economics and a master's degree in Business Administration from the Bar-Ilan University.

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A majority of the Company’s shareholders brought forth a Shareholder’s Action by Written Consent to remove David Freidenberg and Gil Feiler from the Board of Directors of the Company, and immediately appoint Shmuel Yannay, Moshe Bar Siman Tov and Iris Tova Ginsburg and to its Board of Directors. The three new directors will join Avi Stern, an incumbent Independent Director, in comprising the Board of Directors of Seedo.

Said Shareholder’s Action by Written Consent by majority of the shareholders of the Company was reviewed, verified, and approved by the Company secretary on October 28th, 2021, and under Delaware law is effective as of the date of receipt by the Company of the first executed action by written consent of a shareholder.

Under Delaware law, shareholders of the Company may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the corporate action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted, i.e., a majority of the outstanding voting power.

The foregoing summary is qualified in its entirety by reference to the full text of the action by written consent, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company intends to provide notice of such written consent to stockholders who are entitled to receive such notice in accordance with Section 228(e) of the General Corporation Law of the State of Delaware. A copy of such notice is attached hereto as Exhibit 99.2 and incorporated herein by reference.

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ITEM 9.01 – EXHIBITS

(d) Exhibits.

Exhibit Number	Description
99.1	Form of Action by Written Consent of the Shareholders of Seedo Corp.
99.2	Form of Notice of Action without a Meeting of the Stockholders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1st, 2021

SEEDO CORP. /x/ Gadi Levin By: Gadi Levin, CFO

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